                 EXHIBIT 12--RATIO OF EARNINGS TO FIXED CHARGES

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                  YEAR ENDED DECEMBER 31, 1997
                                                 -------------------------------
                                                 APPLIANCE FINANCIAL  WHIRLPOOL
                                                 BUSINESS  SERVICES  CORPORATION
                                                 --------- --------- -----------
                                                      (MILLIONS OF DOLLARS)
Pretax earnings................................    $(171)     $(7)     $ (178)
Portion of rents representative of the interest
 factor........................................       20        1          21
Interest on indebtedness.......................      167       77         244
Amortization of debt expense and premium.......        1       --           1
WFC preferred stock dividend...................      --         6           6
                                                   -----      ---      ------
Adjusted income................................    $  17      $77      $   94
                                                   =====      ===      ======
FIXED CHARGES
-------------
Portion of rents representative of the interest
 factor........................................    $  20      $ 1      $   21
Interest on indebtedness.......................      167       77         244
Amortization of debt expense and premium.......        1       --           1
WFC preferred stock dividend...................      --         6           6
                                                   -----      ---      ------
                                                   $ 188      $84      $  272
                                                   =====      ===      ======
Ratio of earnings to fixed charges.............      0.1      0.9         0.3
                                                   =====      ===      ======

                EXHIBIT 12 - RATIO OF EARNINGS TO FIXED CHARGES

                     WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                  YEAR ENDED DECEMBER 31, 1997
                                                 -------------------------------
                                                 APPLIANCE FINANCIAL  WHIRLPOOL
                                                 BUSINESS  SERVICES  CORPORATION
                                                 --------- --------- -----------
                                                      (MILLIONS OF DOLLARS)
Pretax earnings................................    $(171)     $(7)     $ (178)
Portion of rents representative of the interest
 factor........................................       20        1          21
Interest on indebtedness.......................      167       77         244
Amortization of debt expense and premium.......        1       --           1
WFC preferred stock dividend...................      --         6           6
                                                   -----      ---      ------
Adjusted income................................    $  17      $77      $   94
                                                   =====      ===      ======
FIXED CHARGES
-------------
Portion of rents representative of the interest
 factor........................................    $  20      $ 1      $   21
Interest on indebtedness.......................      167       77         244
Amortization of debt expense and premium.......        1       --           1
WFC preferred stock dividend...................      --         6           6
                                                   -----      ---      ------
                                                   $ 188      $84      $  272
                                                   =====      ===      ======
Ratio of earnings to fixed charges.............      0.1      0.9         0.3
                                                   =====      ===      ======